Exhibit 10.8

SailPoint Technologies Holdings, Inc. 2017 Long Term Incentive Plan (the “Plan”)

Notice of Stock Option Exercise

OPTIONEE INFORMATION:

Name:	Employee Number:

Address:

OPTION INFORMATION:

Date of Grant: ____________, ____, 20 ___	Type of Option:	☐ Nonstatutory (NSO) or
☐ Incentive (ISO)

Exercise Price per share: $

Total number of shares of common stock (“Stock”) of SailPoint Technologies Holdings, Inc. (the “Company”) covered by option:	______________ shares

EXERCISE INFORMATION:

1.	Number of shares of Stock of the Company for which option is being exercised now:
(These shares are referred to below as the “Purchased Shares.”)

2.	Total Exercise Price for the Purchased Shares: $

3.	Total tax withholding associated with Purchased Shares: $

(Please contact                                          at                                              to obtain this information.)

4.	Form of payment of exercise price (enclosed, as applicable) [check all that apply]:

☐ a.	Check for $ , made payable to “SailPoint Technologies Holdings, Inc.”	☐ c.	I elect for the Company to withhold from the number shares of Stock set forth in Item 1 above a number of shares with a Fair Market Value (as defined in the Plan) equal to the Exercise Price set forth in my Notice of Grant of Stock Option. (These shares will be valued as of the date this notice is received by the Company.)
☐ b.	Certificate(s) for shares of Stock of the Company that I have owned for at least six months. (These shares will be valued as of the date this notice is received by the Company.)

Note that the forms of payment described in Items 4.b. and 4.c. require approval by the committee appointed by the Board of Directors of the Company to administer the Plan (the “Committee”).

5.	Form of payment of tax withholding (enclosed, as applicable) [check all that apply]:

☐ a.	Check for $ , made payable to “SailPoint Technologies Holdings, Inc.”	☐ c.	I elect for the Company to withhold from the number shares of Stock set forth in Item 1 above the number of shares necessary to satisfy the Company’s tax withholding obligations, based on the Fair Market Value (as defined in the Plan) of such shares. (These shares will be valued as of the date this notice is received by the Company.)
☐ b.	Certificate(s) for shares of Stock of the Company that I have owned for at least six months. (These shares will be valued as of the date this notice is received by the Company.)

Note that the forms of payment described in Items 5.b. and 5.c. require approval by the Committee.

6.	Names in which the Purchased Shares should be registered [you must check one]:

☐	a. In my name only

☐	b. In the names of my spouse and myself as community property	My spouse’s name (if applicable):

☐	c. In the names of my spouse and myself as joint tenants with the right of survivorship

7.	The certificate for the Purchased Shares should be sent to the following address:

You must sign this Notice on the third page before submitting it to the Company.

REPRESENTATIONS AND ACKNOWLEDGMENTS OF THE OPTIONEE:

1.	I will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

2.	I acknowledge that I am acquiring the Purchased Shares subject to all other terms of the Notice of Grant of Stock Option and the Stock Option Agreement.

3.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

By:
Name:
Date:

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